EXHIBIT 99.1

Execution Version

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (hereinafter referred to as the “Agreement”) is made this 5th day of June, 2006 by and among Standard Register Technologies Canada ULC, a Nova Scotia unlimited liability company (“Seller”); The Standard Register Company, an Ohio corporation (“Parent”); and Whitehill Technologies, Inc., a New Brunswick corporation (“Purchaser”).

BACKGROUND:

Seller is a non-operating holding company which owns 100% of the issued and outstanding shares of the capital of InSystems Corporation (the “Shares”), a Nova Scotia unlimited liability company (the “Operating Company”).  Parent is the indirect corporate parent of Seller.  Purchaser wishes to acquire control of the Operating Company by purchasing the Shares, and Seller wishes to sell the Shares to Purchaser on the terms and conditions set forth in this Agreement.

TERMS AND CONDITIONS:

NOW THEREFORE, and in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

ARTICLE I
DEFINITIONS

In addition to all other terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

Section 1.1

Affiliate.  “Affiliate” with respect to any person shall mean a person that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such person. A person shall be deemed to control another person if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other person, whether through the ownership of voting securities or other ownership interests, by contract or otherwise.

Section 1.2

Closing.  “Closing” means the legal consummation of the transactions contemplated in this Agreement.

Section 1.3

Closing Date.  “Closing Date” shall be the date on which the Closing occurs as set forth in Section 2.2 of this Agreement.

Section 1.4

Confidential Information.  “Confidential Information” shall mean all trade secrets and other confidential and/or proprietary information of the particular person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any state, provincial or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such person by its employees, officers, directors, agents, representatives, or consultants.

Section 1.5

Disclosure Schedules.  “Disclosure Schedules” shall mean the schedules of exceptions and other disclosures attached hereto as of the date hereof or otherwise delivered by Parent and Seller to Purchaser, as such may be amended or supplemented from time to time pursuant to the provisions hereof.

Section 1.6

Intellectual Property.  “Intellectual Property” shall be defined as (a) all confidential or proprietary information, trade secrets, designs, processes, research in progress, inventions or invention disclosures (whether patentable or unpatentable) and drawings, schematics, blueprints, flow sheets, designs and models (“Trade Secrets”); (b) all copyright, copyright registrations, and mask works (the “Copyrights”); (c) all patents, patent applications, patents pending, patent disclosures on inventions and all patents issued upon said patent applications or based upon such disclosures, including divisions, reissues, renewals, re-examinations, continuations and extensions (the “Patents”); (d) all registered and unregistered trade names, trademarks, service marks, product designations, corporate names, trade dress, logos, slogans, designs and general intangibles of like nature, together with all registrations and recordings and all applications for registration therefor and all translations, adaptations, derivatives and combinations thereof (the “Trademarks”) and (e) all domain names and universal resource locators (“URLs”).

Section 1.7

Internal Revenue Code.  “Internal Revenue Code” shall mean the United States Internal Revenue Code of 1986, as amended.

Section 1.8

Internal Revenue Service.  “IRS” shall mean the Internal Revenue Service of the United States Department of the Treasury.

Section 1.9

Knowledge.  The terms “knowledge,” “have no knowledge of,” “do not know of” and similar phrases shall mean (i) in the case of a natural person, the actual conscious awareness, or not, as the context requires, of the particular fact by such person, and (ii) in the case of an entity, the actual conscious awareness, or not, as the context requires, of the particular fact by an officer of such entity acting in a reasonable and prudent manner in accordance with sound business practices.

Section 1.10

Material Adverse Effect.  “Material Adverse Effect” shall mean a material adverse effect on the applicable party’s business, operations, condition (financial or otherwise) or results of operations, taken as a whole, in consideration of all relevant facts and circumstances.

Section 1.11

Operating Company Software.  “Operating Company Software” shall mean all Software owned by the Operating Company as set forth in the Disclosure Schedules.

Section 1.12

Permitted Encumbrances.  “Permitted Encumbrances” means inchoate or statutory liens arising in the ordinary course of business, liens and privileges arising out of any judgment with respect to which the lienee is pursuing an appeal so long as a stay of execution pending such appeal is in effect, security given by the entity in question to a public utility or governmental authority when required in the ordinary course of business,  or other liens that do not materially detract from the value or interfere with the use of the properties or assets in question.

Section 1.13

Software.  “Software” shall mean all computer software, programs and databases in any form including source code, object code, operating systems and specifications, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms and data formats, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations.

Section 1.14

Tax Returns.  “Tax Returns” shall include all U.S. and Canadian federal, state, provincial, local or foreign income, excise, corporate, franchise, property, sales, use, payroll, withholding, provider, duties, value added and other tax returns (including information returns).

Section 1.15

 Third-Party Software.  “Third-Party Software” shall mean all Software owned by a third-party and used by the Operating Company in the conduct of its business.

ARTICLE II
PURCHASE AND SALE OF  SHARES

Section 2.1

Purchase and Sale of Shares.  Upon the terms and conditions set forth herein, Seller shall sell, transfer and deliver or cause to be sold, transferred and delivered to Purchaser, and Purchaser shall purchase from Seller, the Shares for an aggregate purchase price of U.S.$8,500,000 (the “Purchase Price”).

Section 2.2

Closing.  The Closing of the transaction contemplated herein shall be held on such Closing Date as mutually agreed upon by the parties hereto on or before June 2, 2006.

ARTICLE III
REPRESENTATIONS AND WARRANTIES REGARDING THE BUSINESS

Seller and Parent, jointly and severally, represent and warrant to Purchaser that, except as may be set forth in the Disclosure Schedules, the following are true and correct as of the date hereof:

Section 3.1

Organization, Good Standing and Corporate Power.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and Seller and the Operating Company each is an unlimited liability company duly organized and existing under the laws of the Province of Nova Scotia, with all requisite corporate power and authority to carry on the business in which it is engaged, and to own the properties it owns.

Section 3.2

Capitalization.  Seller owns all shares in the capital of the Operating Company free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies and shareholders’ agreements.  A full and complete description of the authorized, issued and outstanding equity capitalization of the Operating Company and a full and complete description of the  legal and beneficial ownership thereof, is set forth in the Disclosure Schedules, and no person is entitled to acquire any  Shares or any shares in the capital of the Operating Company, or has any right to receive any options, rights or warrants to acquire  Shares or shares in the capital of the Operating Company.   Each outstanding Share and or share in the capital of the Operating Company has been legally and validly issued and is fully paid but assessable in accordance with Nova Scotia law.   None of the Shares have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any shareholders.  Neither Seller nor the Operating Company has any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the holders of  Shares.

Section 3.3

Subsidiaries.  The Disclosure Schedules list and describe any and all corporate subsidiaries or other subsidiaries or downstream affiliates of the Operating Company.  For purposes of this Agreement, representations and warranties regarding Seller and the Operating Company shall be deemed to be made on a consolidated basis, to include their respective subsidiaries and downstream affiliates.

Section 3.4

Financial Statements.  Seller has furnished to Purchaser unaudited pro forma financial statements of the Operating Company, including a balance sheet (the “Company Balance Sheet”) for the quarter ended April 2, 2006 (the “Company Balance Sheet Date”), an income statement for the quarter ended April 2, 2006 and unaudited pro forma balance sheet and income statement of the Operating Company for the period ended January 1, 2006 (collectively, the “Operating Company Financial Statements”).  A copy of the Operating Company Financial Statements is included in the Disclosure Schedules.  The Operating Company Financial Statements were prepared in accordance with applicable generally accepted accounting principles in the United States and fairly present the consolidated financial condition and results of operations of the Operating Company as of the dates and for the periods indicated, except as otherwise indicated therein and except for various pro forma adjustments made to reflect the elimination of all intracompany liabilities which will be eliminated on or prior to the Closing Date and the transfer of cash and cash equivalents of the Operating Company as contemplated in Section 6.6 below.  The Operating Company has not suffered a Material Adverse Effect since the Company Balance Sheet Date, except as described in the Disclosure Schedules.

Section 3.5

Employee Matters.

3.5.1

Compensation Plans. The Disclosure Schedules contain a complete and accurate list of all compensation plans, arrangements or practices (the “Compensation Plans”) sponsored by the Operating Company or to which the Operating Company contributes on behalf of its employees.  The Compensation Plans include, without limitation, all plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options.  Seller has provided or made available to Purchaser a copy of each written Compensation Plan and a written description of each unwritten Compensation Plan.

3.5.2

Employment Agreements.  The Operating Company is not a party to any material employment agreement with respect to any of its employees except as described in the Disclosure Schedules.  For this purpose, employment agreements include without limitation employee leasing agreements, employee services agreements and noncompetition agreements.

3.5.3

Labour Compliance.  To Seller’s and Parent’s knowledge, the Operating Company has been and is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours except for items of noncompliance that will not have a Material Adverse Effect.  To Seller’s and Parent’s knowledge the Operating Company is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing.  There are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the knowledge of Seller or Parent, threatened against the Operating Company before any U.S. or Canadian federal, provincial, state or local court, board, department, commission or agency (nor, to the knowledge of Seller and Parent, does any valid basis therefor exist) which will have a Material Adverse Effect or (ii) existing or, to the knowledge of Seller or Parent, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Operating Company (nor, to the knowledge of Seller or Parent, does any valid basis therefor exist) which will have a Material Adverse Effect.

3.5.4

Employee Benefit Plans.  The Disclosure Schedules contain a complete and accurate list of all employee benefit plans currently sponsored by the Operating Company or to which the Operating Company currently contributes on behalf of its employees (the “Benefit Plans”).  Seller has provided or made available to Purchaser copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Benefit Plans.

Section 3.6

Title; Leased Assets.

3.6.1

Real Property.  The Operating Company does not own any interest in real property (other than leasehold interests described in the Disclosure Schedules).  The leased real property described in the Disclosure Schedules constitutes the only real property used in connection with the conduct of the Operating Company’s business.

3.6.2

Personal Property.  Except as set forth in the Disclosure Schedules, the Operating Company has good, valid and marketable title to all the personal property which is reflected in the Operating Company Financial Statements (collectively, the “Personal Property”), except for Permitted Encumbrances.  The Personal Property and any personal property leased by the Operating Company constitute the only personal property necessary for the conduct of its business as currently conducted.  Other than as set forth in the Disclosure Schedules, on the Closing Date, the Operating Company’s interests in the Personal Property shall be free and clear of all security interests, liens, claims and encumbrances, except for Permitted Encumbrances.

3.6.3

Leases.  The Disclosure Schedules set forth a list and brief description of (i) all leases of real property and (ii) leases of personal property involving either rental payments within any 12 month period in excess of U.S.$50,000 or which cannot be terminated by Seller or the Operating Company as lessee on less than 90 days written notice, in either case to which either Seller or the Operating Company is a party, either as lessor or lessee.  All such leases are to Seller’s and Parent’s knowledge valid and enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies.

Section 3.7

Insurance.  The Operating Company is covered by property, liability, workers’ compensation and such other types of insurance pursuant to the insurance policies maintained by Parent which are listed and briefly described in the Disclosure Schedules (collectively, the “Insurance Policies” and each individually, an “Insurance Policy”).  All Insurance Policies will be maintained in force without interruption up to and including the Closing Date but coverage of the Operating Company thereunder will cease as of the Closing Date.

Section 3.8

Intellectual Property.

3.8.1

The Disclosure Schedules contain a complete and accurate list of (i) all of the Operating Company’s registered Copyrights, Patents and Trademarks, (ii) all Operating Company Software, and (iii) all Third-Party Software incorporated into any Operating Company product, together with a (A) description of the applicable license or other agreement granting the Operating Company the right to incorporate such software into such product or, (B) where applicable, identifying such third party software as “open source” together with, to the best of Seller’s and Parent’s knowledge, the applicable “open source” license.

3.8.2

Except as set forth on the Disclosure Schedules, the Operating Company has all right, title and interest in and to all Intellectual Property in the Operating Company Software, and, to Seller’s and Parent’s knowledge, holds valid licenses for all Third-Party Software, each as may be necessary for the conduct of its business.

3.8.3

Except as otherwise set forth on the Disclosure Schedules, the conduct of the Operating Company’s business as currently conducted does not, to Seller’s or Parent’s knowledge, in any way conflict with, misappropriate or infringe on, any intellectual property right of any third party that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Operating Company.  Except as set forth in the Disclosure Schedules, there are no claims, suits, actions or proceedings pending or, to the knowledge of Seller or Parent, threatened against the Operating Company (i) alleging that use or license by the Operating Company of any Intellectual Property or Software conflicts or infringes in any way with any third party’s rights to Intellectual Property or Software, (ii) challenging the Operating Company’s ownership of or right to use any Intellectual Property or Software owned or used by it, or (iii) challenging the validity of any of the Operating Company’s Intellectual Property or Operating Company Software.  To the knowledge of Seller and Parent, there are no conflicts, misappropriations, infringements or other violations by any third party of any of the Intellectual Property owned by, used by or licensed by or to the Operating Company.

3.8.4

 Except as otherwise set forth in the Disclosure Schedules, the Operating Company Software does not contain any Software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any Software that is licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU’s General Public License (GPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); or (vi) the Sun Industry Standards License (SISL).

3.8.5

The Operating Company has not intentionally inserted into the Software any viruses, time or logic bombs, Trojan horses, worms, timers, clocks, trap doors or other computer instructions, devices, or techniques that erase data or programming, infect, disrupt, damage, disable, or shut down a computer system or any component of such computer system, including, without limitation, its security or user data, or otherwise cause such Software to become inoperable or incapable of being used in accordance with its intended purpose and has used commercially reasonable efforts consistent with industry standards in an attempt to ensure that no third party has done so.

3.8.6

Other than with respect to the Third Party Software incorporated into the Operating Company product, the Operating Company has secured valid written assignments from all consultants, contractors, agents, employees, and other parties who contributed to the creation or development of the Operating Company Software of the rights to such contributions that it does not already own by operation of law.

Section 3.9

Taxes.

3.9.1

Filing of Tax Returns.  To Seller’s and Parent’s knowledge, except as described in the Disclosure Schedules, the Operating Company has duly and timely filed (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all Tax Returns and reports required to be filed by all applicable jurisdictions.  All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the taxes of the Operating Company for the periods covered thereby.

3.9.2

Payment of Taxes.  Except for such items as Seller or the Operating Company may be disputing in good faith by proceedings in compliance with applicable law, each of which is described in the Disclosure Schedules, (i) the Operating Company has either paid or accrued for payment in the Operating Company Financial Statements all taxes, penalties, assessments and interest that have become due with respect to any Tax Returns that it has filed and (ii) the Operating Company is not delinquent in the payment of any tax, assessment or governmental charge which individually or in the aggregate would have a Material Adverse Effect.

3.9.3

No Pending Deficiencies, Delinquencies, Assessments or Audits.  Except as set forth in the Disclosure Schedules, neither Seller nor the Operating Company has received any notice that any tax deficiency or delinquency has been asserted against either of them which individually or in the aggregate would have a Material Adverse Effect.  There is no taxing authority audit of Seller or the Operating Company pending or, to Seller’s or Parent’s knowledge, threatened, and the results of any completed audits are properly reflected in the Financial Statements.

3.9.4

Withholding Requirements Satisfied.  Except as disclosed in the Disclosure Schedules, all monies required to be withheld or collected by the Operating Company and paid to governmental agencies for all income, social insurance, employment insurance, sales, excise, use, and other taxes have been collected or withheld and either paid or accrued in the Operating Company Financial Statements for payment to the respective governmental agencies.

Section 3.10

Litigation.  Except as set forth in the Disclosure Schedules, there are no legal actions or administrative proceedings or investigations instituted or, to Seller’s or Parent’s knowledge, threatened against the Operating Company, either affecting or that could affect the  Shares, any of the assets of the Operating Company, or the operation, business, condition (financial or otherwise), or results of operations of the Operating Company which (i) if, successful, could, individually or in the aggregate, have a Material Adverse Effect or (ii) could adversely affect the ability of Seller to effect the transactions contemplated hereby.  Neither Seller nor the Operating Company is (a) subject to any continuing court or administrative order, judgment, writ, injunction or decree applicable specifically to the Operating Company or to its business, assets, operations or employees or (b) in default with respect to any such order, judgment, writ, injunction or decree.

Section 3.11

Material Contracts.   The Disclosure Schedules contain a complete and accurate list of any and all material contracts of the following types that have been entered into by the Operating Company and are executory as of the date of this Agreement:

3.11.1

any and all contracts under which the Operating Company is authorized to distribute or resell products owned or maintained by any third party;

3.11.2

any and all contracts under which any third party is authorized to distribute; resell or represent the Operating Company’s products;

3.11.3

any and all contracts providing for the escrow of Software, including source code, that is proprietary to the Operating Company;

3.11.4

any and all contracts between the Operating Company and its customers which generated revenue to the Operating Company of at least U.S. $50,000 during 2005;

3.11.5

any and all contracts between the Operating Company and its vendors which resulted in payments by the Operating Company of U.S. $50,000 or more during 2005;

3.11.6

any partnership or joint venture agreement;

3.11.7

any guaranty or suretyship, indemnification or contribution agreement or performance bond, other than indemnification provisions in agreements with the Operating Company’s customers;

3.11.8

any debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another other than supply arrangements that extend trade credit to the Operating Company;

3.11.9

any contract to purchase real property;

3.11.10

 any agreement of the Operating Company relating to any material matter or transaction in which an interest is held by a person or entity that is an Affiliate of the Operating Company or Seller;

3.11.11

 any powers of attorney; and

3.11.12

 any agreement not otherwise listed in the Disclosure Schedules which if breached by the Operating Company or the other party would have a Material Adverse Effect on the Operating Company.

All such contracts are, to Seller’s and Parent’s knowledge, valid and enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies.

Section 3.12

ISO Matter.  The Operating Company is a party to a certain Master Agreement for Software and Services dated August 6, 2002 with Insurance Services Office, Inc. (“ISO”) as well as certain related Statements of Work pursuant to which the Operating Company has an obligation to provide certain software development services to ISO in the future (collectively, the “ISO Agreement”) for a consideration which may be less than the cost to the Operating Company of delivering the contracted services, all as described in the Disclosure Schedules (collectively referred to herein as the “ISO Matter”).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES AS TO SELLER AND PARENT

Seller and Parent represent and warrant to Purchaser that the following, except as may be set forth in the Disclosure Schedules, are true and correct as of the date hereof:

Section 4.1

Authorization and Validity.  The Board of Directors of Parent and Seller have duly approved this Agreement, in accordance with and as required by law and by their respective Articles of Incorporation and Codes of Regulations.  The execution, delivery and performance by Parent and Seller, respectively of this Agreement and the other agreements contemplated hereby and thereby, have been duly authorized by Parent and Seller.  This Agreement and each other agreement contemplated hereby or thereby have been or will be as of the Closing Date duly executed and delivered by Seller or Parent and constitute or will constitute legal, valid and binding obligations of Seller or Parent as the case may be, enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies.

Section 4.2

Title.  Seller has good and marketable title to the Shares, free and clear of any security interests, liens or encumbrances of any kind and has all necessary right, power and authority to deliver title thereto to Purchaser free of any security interest, lien or encumbrance.

Section 4.3

No Violation.  Neither the execution, delivery or performance of this Agreement by Parent and Seller, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a material violation or breach of the terms, conditions or provisions of, or constitute a material default under, any agreement, indenture or other instrument under which any of the Shares is subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the  Shares or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body, by which either Parent, Seller or any of the Shares is bound.

Section 4.4

Governmental Authorities; Third Party Consents.  Neither Parent nor Seller is required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by them of this Agreement or the consummation by them of the transactions contemplated hereby, and no approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by either of them in connection with their execution, delivery and performance of this Agreement or the transactions contemplated hereby, except in any such case as set forth in the Disclosure Schedules, except for disclosure filings Parent may be required to make with the Securities and Exchange Commission.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller and to Parent that the following are true and correct as of the date hereof:

Section 5.1

Organization and Good Standing.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Province of New Brunswick, and is duly authorized to carry on the business presently conducted by it.

Section 5.2

Authorization and Validity.  The Board of Directors of Purchaser has duly approved this Agreement, in accordance with and as required by law and in accordance with Purchaser’s Articles of Incorporation and Bylaws.  The execution, delivery and performance by Purchaser of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser.  This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies.

Section 5.3

No Violation. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, Purchaser’s Articles of Incorporation or Bylaws (b) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture, right of first refusal, non-competition agreement or other instrument under which Purchaser is bound or to which any of its assets are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of Purchaser’s assets or (c) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

Section 5.4

Governmental Authorities; Third Party Consents.  Purchaser is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby or thereby, and no approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Purchaser in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

Section 5.5

No Material Adverse Effect.  Purchaser has reviewed the ISO Matter, has had the opportunity to discuss the matter with employees of ISO and acknowledges and agrees that the ISO Matter does not constitute a Material Adverse Effect for purposes of this Agreement.  Purchaser further acknowledges and agrees that the capitalization of the existing debt of the Operating Company resulting in a debt forgiveness for Canadian income tax purposes and the consequent reduction in non-capital loss carry-forwards will not constitute a Material Adverse Effect.  However, if Purchaser incurs a payment liability for taxes in excess of US$350,000 caused by the aforementioned debt forgiveness, Parent and Seller shall only be obligated to indemnify Purchaser under Section 12.1 in the amount of such excess, subject to any other limitations set forth in Article XII.  Furthermore, Purchaser acknowledges and agrees that the capitalization of the existing debt of the Operating Company resulting in foreign currency gains for Canadian income tax purposes and the consequent reduction in non-capital loss carry-forwards will not constitute a Material Adverse Effect. However, if Purchaser incurs a payment liability for taxes in excess of US$700,000 caused by the aforementioned foreign currency gain, Parent and Seller shall only be obligated to indemnify Purchaser under Section 12.1 in the amount of such excess, subject to any other limitations set forth in Article XII.  Parent and Seller will use commercially reasonable efforts to reduce the impact of the foreign currency gain as much as practicable.

Section 5.6

 Investment Canada Act.  Purchaser is a “Canadian” for purposes of the Investment Canada Act.

ARTICLE VI
PRE-CLOSING COVENANTS OF PARENT AND SELLER

Parent and Seller, jointly and severally, agree that between the date hereof and the Closing Date or any earlier termination of this Agreement:

Section 6.1

Consummation of Agreement.  Parent and Seller shall use commercially reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions; provided, however, that this covenant shall not require Parent or Seller to make any expenditures or incur any liabilities that are not expressly set forth in this Agreement or otherwise contemplated herein.

Section 6.2

Business Operations.  Parent and Seller shall cause the Operating Company’s business to be operated in the ordinary course and shall use commercially reasonable efforts to preserve such business intact.  Neither Parent nor Seller shall take any action that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on the Operating Company.  Parent and Seller shall cause the Operating Company to use commercially reasonable efforts to preserve intact its relationships with customers, suppliers, employees and others having significant business relations with it, unless doing so would impair its goodwill or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on the Operating Company.

Section 6.3

Notification of Certain Matters.  Parent and Seller shall promptly inform Purchaser in writing of the occurrence of any event which could reasonably be expected to result in a Material Adverse Effect on the Operating Company.

Section 6.4

Approvals of Third Parties.  Parent and Seller shall use commercially reasonable efforts to secure, or cause the Operating Company to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby, as referenced in Section 4.4 above; provided, however, that the actual receipt of such consents as of the Closing Date shall not be a condition precedent to the parties’ obligation to close.

Section 6.5

Acquisition Proposals.  Parent and Seller agree that between the date of this Agreement and the Closing Date or any earlier termination of this Agreement, neither they, the Operating Company, nor any of their respective officers and directors shall, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Seller or the Operating Company (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”) or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

Section 6.6

Distribution of Cash.  Notwithstanding any other provision of this Agreement, the parties acknowledge and agree that prior to the Closing Date Seller shall be entitled to cause substantially all cash and cash equivalents (except an amount of cash sufficient to cover any outstanding checks) held by the Operating Company to be transferred, by dividend, distribution or otherwise, to Seller, Parent or any other affiliate or designee of Parent, and that such transfer shall not constitute a Material Adverse Effect.

Section 6.7

Markham Facility Lease.  The parties acknowledge and understand that pursuant to that certain lease dated April 30, 1999 between 3170497 Canada Inc. and the Operating Company for property located at 19 Allstate Parkway in Markham, Ontario (the “Markham Facility Lease”), the Operating Company presently leases two and a half floors of the Markham facility but only uses the fourth floor thereof.  Seller and Parent may attempt to secure from the lessor a release of the Operating Company from any liability under the relevant lease after the Closing Date for any rented space pursuant to the Markham Facility Lease other than the fourth floor thereof; provided, however, that securing such a release shall not be a condition to any party’s obligation to close hereunder.  If such a release is not obtained as of the Closing Date, then Section 11.2 shall become operative and shall remain operative until such time as a release is obtained or the current term of the lease expires.

ARTICLE VII
PRE-CLOSING COVENANTS OF PURCHASER

Purchaser agrees that between the date hereof and the Closing:

Section 7.1

Consummation of Agreement.  Purchaser shall use commercially reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions; provided, however, that this covenant shall not require Purchaser to make any expenditures or incur any liabilities that are not expressly set forth in this Agreement or otherwise contemplated herein.

ARTICLE VIII
CONDITIONS PRECEDENT TO PURCHASER’S OBLIGATION TO CLOSE

Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

Section 8.1

Representations and Warranties.  The representations and warranties of Parent and Seller contained herein shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date.

Section 8.2

Proceedings.  No action, proceeding or order by any court or governmental body or agency shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

Section 8.3

No Material Adverse Change.  No change in the condition (financial or otherwise), operations, assets, liabilities or business of the Operating Company which constitutes a Material Adverse Effect shall have occurred since the Company Balance Sheet Date, whether or not such change shall have been caused by the deliberate act or omission of Parent or Seller.

Section 8.4

Closing Deliveries.  Purchaser shall have received all documents and agreements, duly executed and delivered in form reasonably satisfactory to Purchaser, referred to in Section 10.1.

ARTICLE IX
CONDITIONS PRECEDENT TO SELLER’S AND PARENT’S
OBLIGATION TO CLOSE

Except as may be waived in writing by Parent and Seller, their obligations hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

Section 9.1

Representations and Warranties.  The representations and warranties of Purchaser contained herein shall be true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date.

Section 9.2

Proceedings.  No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

Section 9.3

Closing Deliveries.  Parent and Seller shall have received all documents and agreements, duly executed and delivered in form reasonably satisfactory to them, referred to in Section 10.2.

ARTICLE X
CLOSING DELIVERIES

Section 10.1

Deliveries of Parent and Seller.  At or prior to the Closing Date, Parent and Seller shall deliver to Purchaser, the following, all of which shall be in a form reasonably satisfactory to Purchaser and its counsel:

10.1.1

 Share Certificates.  Seller shall deliver to Purchaser certificates evidencing ownership of the  Shares, free and clear of any and all liens or encumbrances of any and every nature whatsoever, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, together with evidence of payment of applicable  share transfer taxes and any other documents and instruments satisfactory in form and substance to Purchaser and its counsel, as shall be necessary or appropriate to warrant and vest in Purchaser good and marketable right, title and interest in and to the Shares.

10.1.2

certificates of the President or any Vice President of Seller and Parent, dated the Closing Date, as to the truth and correctness in all material respects of the representations and warranties of Parent and Seller contained herein on and as of the Closing Date;

10.1.3

the minute books, stock transfer records, corporate seal and other materials related to the corporate administration of the Operating Company, and specifically including  share certificates registered in the name of Seller representing 100% of the issued and outstanding shares in the capital of the Operating Company;

10.1.4

a copy of each of (i) the text of the resolutions adopted by the Boards of Directors of Parent and Seller authorizing the execution, delivery and performance of this Agreement,  (ii) Parent’s and Seller’s Articles of Incorporation and Code of Regulations; along with certificates executed by their corporate secretaries certifying to Purchaser that such copies are true, correct and complete copies of such resolutions and instruments, respectively, and that such resolutions were duly adopted and have not been amended or rescinded.

10.1.5

incumbency certificates executed on behalf of each of Parent and Seller by its corporate secretary certifying the signature and office of each officer executing this Agreement;

10.1.6

the resignations of the directors and officers of the Operating Company as requested by Purchaser;

10.1.7

a legal opinion of Seller’s counsel in a form satisfactory to Purchaser’s counsel with respect to the transfer of Shares contemplated herein; and

10.1.8

such other instrument or instruments of transfer as shall be necessary or appropriate, as Purchaser or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

Section 10.2

Deliveries of Purchaser.  At or prior to the Closing Date, Purchaser shall deliver to Parent and Seller, the following, all of which shall be in a form satisfactory to Parent and Seller and their counsel:

10.2.1

Purchase Price.  Against delivery of certificates evidencing all of the Shares, Purchaser shall deliver the Purchase Price to Seller by wire transfer in immediately available funds.

10.2.2

a certificate of an officer of Purchaser dated the Closing Date as to the truth and correctness in all material respects of the representations and warranties of Purchaser contained herein on and as of the Closing Date;

10.2.3

a copy of each of (i) the text of the resolutions adopted by Purchaser’s Board of Directors authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement, and (ii) Purchaser’s Articles of Incorporation and Bylaws along with certificates executed on behalf of Purchaser by its corporate secretary certifying to Seller and Parent that such copies are true, correct and complete copies of such resolutions, Articles of Incorporation and Bylaws and such resolutions were duly adopted and have not been amended or rescinded; and

10.2.4

incumbency certificates executed on behalf of Purchaser by its corporate secretary certifying the signature and office of each officer executing this Agreement;

10.2.5

a legal opinion of Purchaser’s counsel in a form satisfactory to Seller’s counsel with respect to the transfer of Shares contemplated herein; and

10.2.6

in addition to the Purchase Price, Purchaser shall pay to Seller or Parent the sum of U.S. $148,603.00 which is equal to that portion of the security deposit under the Markham Facility Lease attributable to the fourth floor.

10.2.7

in addition to the Purchase Price, Purchaser shall remit to Seller or Parent  U.S. $279,563.00 for foreign exchange deposits previously paid by the Operating Company, Seller or Parent.

10.2.8

such other instrument or instruments as shall be necessary or appropriate, as Seller, Parent or their counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

ARTICLE XI
POST CLOSING MATTERS

Section 11.1

Further Instruments of Transfer.  Following the Closing, at the request of Purchaser and solely at Purchaser’s expense, Seller and Parent shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to carry out the purpose and intent of this Agreement.

Section 11.2

Markham Facility Lease.

11.2.1

Rent Reimbursement.  In the event the release of the Operating Company from liability for all but the fourth floor of the Markham office facility contemplated in Section 6.7 has not been obtained as of the Closing Date, then from and after the Closing Date until the earlier of (i) the receipt from the lessor such a release of the Operating Company or (ii) expiration of the current term of the Markham Facility Lease on October 31, 2009, Seller or Parent shall reimburse the Operating Company for all costs actually incurred by it under the current Markham Facility Lease in excess of the cost of its occupancy of the fourth floor.  For purposes hereof, such reimbursable costs (the “Excess Costs”) shall mean the total amount payable by the Operating Company under the then current Markham lease minus the total costs associated with occupancy of the fourth floor and minus all amounts received by the Operating Company from any and all sublessees or assignees of any part of the leased premises.  For illustrative purposes only, Schedule 11.2 sets forth an example of the Excess Costs for the month of May, 2006.  Excess Costs will be determined and invoiced by the Operating Company and paid by Seller or Parent within 30 days of their receipt of the invoice.  All relevant leasing records shall be made available to Seller upon its request to verify any such invoices.  The Operating Company shall not sublease any space at the Markham facility without the prior written consent of Parent.  Seller or its designees shall have the ongoing right to seek subtenants for any vacant space under the lease, and Purchaser shall cause the Operating Company to extend its reasonable cooperation with any such efforts to sublease vacant space.  If the Operating Company or Parent are able to obtain a reduction in the rent and/or fees charged by the Landlord under the Markham Facility Lease, the Operating Company and Parent will share in such reduction on a pro rata basis.  The Operating Company shall use commercially reasonable efforts to enforce its rights under any sublease.

11.2.2

Security Deposit Reimbursements.  As required by the Markham Facility Lease, the Operating Company paid the landlord a security deposit, the current balance of which is CAN $410,360.00, of which U.S. $148,603.00 (based upon the U.S./CAN exchange rate on the business day prior to the Closing Date) was attributable to the fourth floor and will have been reimbursed to Seller or Parent at the Closing as contemplated in Section 10.2.6 above. The portion of the security deposit that does not relate to the fourth floor (CAN $246,763.00 plus interest) shall be paid to Seller or Parent by the Operating Company in four annual installments, on or before October 31 of each of 2006, 2007, 2008 and 2009 (coinciding with the landlord's obligation to release the security deposit to the Operating Company under the Markham Facility Lease). If the Operating Company fails to make any such payment to Seller or Parent when due, or if the Operating Company at any time defaults under the Markham Facility Lease, then (i) Seller or Parent may accelerate the Operating Company's entire remaining obligation to pay such amounts, (ii) Seller and Parent may set off their obligation to pay the Operating Company any amounts otherwise due under Section 11.2.1 above against the delinquent payment obligations under this Section 11.2.2, and (iii) Seller and Parent may pursue any and all other available legal collection remedies against both the Operating Company and Purchaser for such unpaid amounts due. In the event the Markham Facility Lease is at any time bifurcated as the fourth floor to be retained by the Operating Company and the other floors to be transferred to Seller, Parent or a third party, then any remaining unreimbursed security deposit shall become immediately payable to Seller or Parent by the Operating Company or Purchaser.

Section 11.3

Tax Returns and Audits.

11.3.1

Parent and Seller shall cause to be prepared and timely filed all Tax Returns of any kind required to be filed by or on behalf of the Operating Company that relate to taxable periods ending on or before the Closing Date.  Such returns will be prepared in a manner consistent with past practice.  Seller shall deliver the originals of those returns to Purchaser, which shall promptly cause each of the returns to be signed by an appropriate officer of the Operating Company.  Purchaser shall then cause the signed returns to be returned to Seller within an appropriate amount of time so as to permit the timely filing of such returns.  Purchaser shall also deliver to Seller together with such executed returns a check in the amount of the additional taxes due with respect to such returns.

11.3.2

Purchaser shall cause to be prepared and timely filed all Tax Returns of the Operating Company that relate to periods after the Closing Date and will be responsible for the payment of any taxes due with respect to these returns.

11.3.3

The current tax year of the Operating Company shall end at 5:00 PM Eastern Time on the Closing Date, and its books will be closed and Tax Returns prepared based on such time.  The parties agree to cause the Operating Company to elect in its tax return for the tax year ending immediately before the Closing to not have Section 256(9) of the Income Tax Act (Canada) apply.

11.3.4

Seller shall at its expense have the right to control with respect to the Operating Company any tax audit and any administrative or court proceeding concerning taxes (including penalties and interest) or tax returns for which the Seller or Parent could be held solely liable under Article XII hereof, and Seller shall have the exclusive right to concede, compromise or contest any assessment or assertion of liability with respect to any such taxes and any adjustments with respect to such returns.

11.3.5

Purchaser shall at its expense have the right to control with respect to the Operating Company any tax audit and any administrative or court proceeding concerning taxes or Tax Returns for which Purchaser bears sole responsibility and to concede, compromise or contest any assessment or assertion of liability with respect to any such taxes.

11.3.6

With respect to any tax audit and any administrative or court proceeding regarding the Operating Company which may result in liability for taxes (including penalties and interest) to both Seller and Purchaser, each of them shall have the right to participate in such audit or administrative or court proceeding at their own expense and neither of them shall have the right to concede, compromise or settle any such audit or proceeding without the prior written consent of the other parties.

11.3.7

Seller and Parent, on the one hand, and Purchaser, on the other hand, shall provide reasonable cooperation to each other in connection with (i) the preparation of and filing of any Tax Return, tax election, tax consent or certification, or any claim for refund, (ii) any determination of liability for taxes, and (iii) any audit, examination or other proceeding in respect of taxes of the Operating Company.  Such cooperation shall include (i) making available, on a reasonable basis, employees of the Operating Company, (ii) promptly forwarding all correspondence and other documents received from taxing authorities with respect to a matter to the party assigned in Section 11.3.4 or Section 11.3.5 hereof to control such matter, (iii) executing powers of attorney and other authorizing documents with respect to a matter so as to permit the party assigned in Section 11.3.4 or Section 11.3.5 to control such matter, and (iv) providing access to records and other information in the possession or under the control of the party.  The parties will preserve all information, records or documents relating to the liability for taxes of the Operating Company or of Parent until the expiration of any applicable statute of limitations or extensions thereof.

Section 11.4

Success Bonuses.  Parent has agreed that if certain conditions are met, Parent will pay certain Operating Company employees certain amounts related to the closing of the transaction contemplated herein (the “Success Bonuses”).  The amount of such Success Bonus to be paid to each respective employee is set forth on Schedule 11.4.  In no event shall the aggregate amount of the Success Bonuses exceed CAD $200,000.  On or about sixty (60) days after the Closing Date, if Parent, in its sole discretion, determines that the conditions have been met with respect to a particular employee, Parent will instruct the Operating Company in writing to pay to such employee his applicable Success Bonus (less appropriate withholdings).   Upon the Operating Company and the employee providing Parent written notification that payment of the Success Bonuses has been completed, Parent will authorize the wire transfer to the Operating Company’s designated account of the total amount of Success Bonuses paid plus any amounts paid by the Operating Company for tax obligations of the Operating Company that are related to the Success Bonuses.

ARTICLE XII
INDEMNIFICATION

Section 12.1

Indemnification Obligation of Seller and Parent.  Except as provided in the last sentence of this Section 12.1, in the event Purchaser incurs any expenses, losses, damages, liabilities, deficiencies or costs (including reasonable attorney’s fees and expenses) resulting from any misrepresentation or breach by Seller or Parent of any representation, warranty or covenant made by Seller or Parent in this Agreement, Seller and Parent shall indemnify and hold Purchaser harmless against such expenses, losses, damages, deficiencies, and/or costs, subject to the limitations set forth in Section 12.3.  Notwithstanding anything to the contrary contained herein, Purchaser expressly agrees that under no circumstances shall either Seller or Parent have any indemnification obligation under this Article XII arising out of or relating in any way to the ISO Matter.

Section 12.2

Procedure for Indemnification.  In connection with any claim for indemnification by Purchaser hereunder, the procedure set forth below shall be followed:

12.2.1

Purchaser shall give to Seller and Parent prompt written notice of any claim, suit, judgment or matter for which indemnity may be sought after Purchaser receives written notice thereof.

12.2.2

Seller and Parent shall have the right to adjust or settle any claim, suit or judgment coming within the scope of this indemnity obligation and shall have the right to control any litigation related thereto.  Either party hereto desiring to participate in the handling of any such claim, suit or judgment being handled by the other party shall have the right, at its expense and with its counsel, to join with the other party and participate fully in the defense of any such claim or interest.

12.2.3

Purchaser and Seller and Parent shall cooperate in the defense of any such claim or litigation and each shall make available all books and records which are relevant in connection with such claim or litigation.

Section 12.3

Limitations on Indemnification.  Notwithstanding the provisions of this Article XII:

12.3.1

No claim for indemnification may be made by Purchaser unless and until the aggregate, cumulative amount claimed by Purchaser equals or exceeds U.S.$250,000, whereupon Purchaser shall be entitled to indemnification only to the extent such aggregate claims exceed U.S.$125,000.  In determining the cumulative, aggregate amount which Purchaser may claim for purposes of the preceding sentence, only individual claims of at least U.S.$10,000 may be considered.

12.3.2

In the absence of fraud, Seller and/or Parent shall not be obligated to make indemnification payments, or otherwise be liable under this Agreement, in an aggregate, cumulative amount of more than U.S.$2,375,000, except that indemnification due to a breach of Section 3.2, Section 3.8.2 or  Section 4.2 shall be limited to the Purchase Price and indemnification due to a breach of Section 11.2 shall have no limitations.

12.3.3

 No claim for indemnification may be made by Purchaser unless Purchaser shall have given notice with respect to such claim specified by Section 12.2.1 prior to the date 18 months after the Closing Date except with respect to (i) a claim involving taxes where a claim may be made for a period of six months following the expiration of the applicable statutory limitation period, (ii) a claim involving a breach of Section 3.2, Section 3.8.2 or Section 4.2 where a claim for indemnification may be made for a period of five years after the Closing Date, or (iii) a claim involving a breach of Section 11.2 where a claim for indemnification may be made for a period of 6 months after the expiration or termination of the Markham Facility Lease.

Section 12.4

Remedies Exclusive.  The remedies provided in this Article XII shall be the sole and exclusive remedy of Purchaser in the event of a breach of a representation or warranty by Seller or Parent hereunder.

Section 12.5

Tax Benefits; Insurance Proceeds.  The total amount of any indemnity payments owed by one party to another party to this Agreement shall be reduced by any correlative tax benefit received by the party to be indemnified or the net proceeds received by the party to be indemnified with respect to recovery from third parties or insurance proceeds, and such correlative insurance benefit shall be net of the insurance premium, if any, that becomes due as a result of such claim.

ARTICLE XIII
PUBLICITY

All notices to third parties and all other parties concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between the parties.  None of the parties shall cause or authorize any such notice or publicity without the prior written approval of the other party; provided, however, that in the case of an announcement which Parent may be required by law, by any governmental agency or by the New York Stock Exchange to make, issue or release, such action by Parent without the prior approval by the other parties shall not constitute a breach of this Article.  In the event Parent is required by law, by any governmental agency or by the New York Stock Exchange to make any disclosure as described in the herein, it shall use its best efforts to provide prompt notice to Purchaser of such disclosure and consult with Purchaser prior to making such disclosure.

ARTICLE XIV
TERMINATION

Section 14.1

Termination.  This Agreement may be terminated:

14.1.1

at any time prior to the Closing Date by mutual agreement of all parties;

14.1.2

by Seller if the Closing has not occurred by June 2, 2006;

14.1.3

by Purchaser if between the date of this Agreement and the Closing Date any change in the business of the Operating Company occurs which would have a Material Adverse Effect.

Section 14.2

Effect of Termination.  In the event of a termination of this Agreement as expressly permitted above, the parties hereto shall stand fully released and discharged of any and all obligations under this Agreement.  Notwithstanding any provision in this Agreement to the contrary, the obligations of the parties under Articles XIII, XIV and XV and Section 16.11 shall survive termination of this Agreement for any reason.

ARTICLE XV
NONDISCLOSURE OF CONFIDENTIAL INFORMATION

Section 15.1

Nondisclosure.  The parties recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain Confidential Information (in such capacity, the “Receiving Party”) of one or more other parties (in such capacity, the “Disclosing Party”) that is valuable, special and unique assets of the Disclosing Party or its businesses. Each Receiving Party agrees that it will keep all Confidential Information it receives from a Disclosing Party confidential and will not permit any of its directors, officers employees, agents and representatives, including without limitation attorneys, accountants, consultants and financial advisors (collectively, “Advisors”) to, without in each case the prior written consent of the Disclosing Party, disclose the Confidential Information in any manner whatsoever, in whole or in part.  Each Receiving party further agrees that all Confidential Information which it receives from any Disclosing Party will not be used by the Receiving Party or its Advisors directly or indirectly for any purpose other than evaluating the transactions contemplated by this Agreement and agrees to transmit the Confidential Information only to those Advisors who need to know the Confidential Information for the purpose of evaluating such transactions, who are informed by the Receiving Party of the confidential nature of the Confidential Information and who are provided with a copy of, and agree to be bound by, the provisions of this Article XV.  The Receiving Party shall be responsible for any breach of the provisions of this Article XV by any of its Advisors, and will indemnify and hold harmless the Disclosing Party for any losses, damages, charges, fees or expenses, including reasonable attorney’s fees arising out of or resulting from such breach.

Section 15.2

Control of Confidential Information.  Each Receiving Party shall keep a record of each location of any written Confidential Information.  Upon any termination of this Agreement, all written Confidential Information and any copies thereof will be returned by the Receiving Party to the Disclosing Party or, at the option of the Disclosing Party, destroyed immediately at the Disclosing Party’s request.

Section 15.3

Limitations.  The provisions of this Article XV shall be inoperative as to such portions of the Confidential Information which (i) are or become generally available to the public other than as a result of a disclosure by the Receiving Party or any of its Advisors; (ii) become available to the Receiving Party on a nonconfidential basis from a source (other than the Disclosing Party or one of its Advisors) which has represented to the Receiving Party that such source is entitled to disclose it; or (iii) were known to the Receiving Party on a nonconfidential basis prior to its disclosure to the Receiving Party by the Disclosing Party or one of its Advisors; or (iv) is independently developed by the Receiving Party without misappropriating  Confidential Information of  the Disclosing Party.

Section 15.4

Legal Obligations.  In the event that a Receiving Party or anyone to whom a Receiving Party transmits the Confidential Information is requested or becomes legally compelled

(by oral questions, interrogatories, requests for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any of the Confidential Information, or if a Receiving Party determines in its good faith judgment that disclosure of Confidential Information is required by federal securities laws or the rules of the National Association of Securities Dealers, the Receiving Party will provide the Disclosing Party with prompt written notice so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Article XV, and the Receiving Party will cooperate with the Disclosing Party in any effort the Disclosing Party undertakes to obtain a protective order or other remedy.  In the event that such a protective order or other remedy is not obtained, or that the Disclosing Party waives compliance with the provisions of this Article XV, the Receiving Party will furnish only that portion of the Confidential Information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

Section 15.5

Remedies.  Each Receiving Party agrees that a Disclosing Party shall be entitled to equitable relief, including temporary restraining orders, injunctions and specific performance, in the event of any breach of the provisions of this Article XV.  Such remedies shall not be deemed to be the exclusive remedies for a breach of this Article XV by a Receiving Party or its Advisors but shall be in addition to all other remedies available at law or equity.

ARTICLE XVI
MISCELLANEOUS

Section 16.1

Entire Agreement, Modification and Waiver.  This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

Section 16.2

Assignment.  Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by Purchaser to a wholly owned subsidiary of Purchaser; provided that any such assignment shall not relieve Purchaser of its obligations hereunder.

Section 16.3

Parties In Interest; No Third Party Beneficiaries.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.  Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

Section 16.4

Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 16.5

Governing Law; Jurisdiction; Venue.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Ohio.  The parties agree that any action proceeding commenced by or on behalf of the parties arising out of or relating to the transactions contemplated in this Agreement shall be commenced and maintained in the district court of the United States for the Southern District of Ohio or any other court of applicable jurisdiction located in Montgomery County, Ohio.

Section 16.6

Captions.  The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

Section 16.7

Gender and Number.  When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

Section 16.8

Notice.  Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request, or demand must be in writing to be effective and shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

If to Parent or Seller:

The Standard Register Company

P. O. Box 1167

600 Albany Street

Dayton, OH  45408

Attn.: Kathryn A. Lamme, Vice President,

General Counsel and Secretary

with a copy to:

Dinsmore & Shohl LLP

255 East Fifth Street

Suite 1900

Cincinnati, Ohio 45202

Attn: Charles F. Hertlein, Jr.

If to Purchaser:

Whitehill Technologies, Inc.

260 MacNaughton Avenue

Moncton, New Brunswick E1H 2J8

Canada

Attn: Paul McSpurren, CEO

with a copy to:

Stewart McKelvey Stirling Scales

10th Floor Brunswick House

44 Chipman Hill

P.O. Box 7289

Postal Station A

Saint John, New Brunswick E2L 4S6

Attn: Peter M. Klohn

Section 16.9

No Waiver; Remedies.  No party hereto shall by any act (except by written instrument pursuant to Section 16.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

Section 16.10

Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Section 16.11

Costs, Expenses and Legal Fees.  Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with the transactions contemplated herein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

WHITEHILL TECHNOLOGIES, INC.

By:  /s/ Paul McSpurren

Its:  President and CEO

THE STANDARD REGISTER COMPANY

By:  /s/ Dennis L. Rediker

Its:  President and CEO

STANDARD REGISTER TECHNOLOGIES CANADA ULC

By:  /s/ Dennis L. Rediker

Its:   President

Schedules and exhibits have been omitted, but are available upon request directed to the Secretary of The Standard Register Company, Kathryn A. Lamme, Esq., P. O. Box 1167, 600 Albany Street, Dayton, Ohio  45408.